1

                      HANSEATIC DISCRETIONARY POOL, L.L.C.
                                SELLING AGREEMENT

         THIS AGREEMENT dated this ______ day of __________, 2001, by and between Hanseatic Discretionary Pool, L.L.C, an Oklahoma Limited Liability
Company, the "Pool" and _____________, as selling agent ("Selling Agent" or "Soliciting Dealer" any additional selling agents are collectively referred to as "Sales Agents.")

                                   WITNESSETH

         WHEREAS, the Pool is organized under the laws of the State of Oklahoma to engage in speculative trading of futures, options on futures, and other commodity interests described in the Pool's final approved Prospectus/Disclosure Document dated ___________________ (the "Disclosure Document" or "Prospectus"); and

         WHEREAS, the Pool proposes to offer and sell up to $____________ of units of membership interests (the "Units") as described in the Prospectus; and

         WHEREAS, the Sales Agents desire to promote, solicit, and complete the sale of the Units to customers identified by them upon the terms and in reliance upon the representations, warranties and agreements set forth herein; and

         WHEREAS, Pool Management Services, Inc., the Manager desires to compensate the registered representatives of Selling Agent who are also associated persons, qualified to receive commodity commissions, by the payment of a percentage of the round turn or fixed commodity commissions based upon a percentage of equity in lieu of round turn commissions (hereinafter such payments are called "Trailing Commissions") as described in the Prospectus in consideration of said registered representatives and associated persons providing service to the Pool and the investors sold by the Sales Agents so long as said investors remain Members in the Pool; and

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the mutual agreements, covenants, representations and warranties contained herein, agree as follows:

         I.       Appointment of the Managing Dealer.

         The Partnership hereby engages the Soliciting Dealer to serve on a non-exclusive, best efforts basis, to solicit and obtain applications and orders for the purchase of Units in the Pool to investors who meet the suitability standards established in the Prospectus and by applicable law upon the terms described in the Prospectus as required by applicable law and pursuant to this Agreement. The Soliciting Dealer, will be, at the time of appointment and continuously during the time of performance hereunder, a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and will serve as independent contractor to the Pool for the purpose of soliciting subscriptions for Units on a "best efforts" basis in accordance with the terms and conditions set forth herein and in the Prospectus.

          A.   No Market to be Maintained.

               It is understood that the Soliciting Dealer shall have any commitment or obligation to sell the Units or provide a market for the Units, other than to use its best efforts to attempt to sell such Units. The Pool may, but is not obligated, to engage other NASD-member firms to sell Units on terms substantially the same as the terms hereof; provided, however, in certain instances, the terms of such engagements with respect to compensation may provide for the payment of commissions and other fees of less or more than the amounts provided to the Soliciting Dealer.

          B.   Allocation  of  Units.

               The allocation of Units among the any Soliciting Dealers shall, subject to the terms and conditions herein set forth, be made by the Pool, in its sole discretion. The Pool reserves the right to notify each Sales Agent by telegram, fax or by other means of the number of Units reserved for sale for each Sales Agent. Such Units will be reserved for sale until the time specified in such notification. Sales of any reserved Units after the time specified in the notification or any requests for additional Units will be subject to rejection by the Pool, in whole or in part.

          C.   Duties of Sales Agents.

               The Sales Agents agree to act, subject to a $50,000,000 maximum upon total sales of Units by the Pool, by the Manager and all Sales Agents or termination as provided in this Agreement or the Prospectus, as the Sales Agents, to take the following actions:

               1.   Comply With Offering Procedures.

                    Each Soliciting Dealer agrees to take those steps deemed necessary or desirable by legal counsel to the Pool to comply with all laws and procedures applicable to the offering of Units for sale in the jurisdictions selected by the Pool and approved by the Manager. The Pool shall provide a legal opinion from its counsel to advise the effective date of the Prospectus and to otherwise support the registration of the securities for sale together with a legal memorandum to identify the states and other jurisdictions, if any, in which the securities may be sold (the "Blue Sky Survey"). Sales Agents shall offer the Units for sale in those jurisdictions listed in said Blue Sky
                    Survey and will use only the sales and advertising literature specifically supplied and authorized by the Manager. Additional copies of the Prospectus will be supplied to Sales Agents in reasonable quantities upon request. The Pool will also provide Sales Agents with reasonable quantities of supplemental literature, if any, prepared by the Pool in connection with the offering of the Units.

               2.   Suitability Standards.

                    Solicitation and other activities by the Sales Agents shall be undertaken only in accordance with this Agreement, the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations of the SEC, the Blue Sky Survey and Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD" and any other Applicable NASD Rules or Interpretation.) Each Sales Agent will procure information and documentation from each subscriber solicited by their registered representatives to demonstrate a reasonable basis to believe that the sale of Units solicited by it were to a subscriber who, on the basis of information obtained from the subscriber concerning his investment objectives, other investments, financial situation and requirements, and any other information known by the Sales Agent, after due inquiry, is or will be: (i) in a financial position appropriate to realize to a significant extent the benefits of the investment described in the Prospectus; and, (ii) the subscriber has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity which shall be either: (a) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (b) a net worth (determined with the foregoing exclusions) of $150,000; or (c) such other higher gross income and/or net worth requirements of the state where such investor resides; and, (iii) the Units are otherwise a suitable investment for the subscriber. Each Sales Agent shall maintain records disclosing the basis upon which they determined the suitability of any persons who purchased Units for a period of six years.

                    3. Authorized Communication.

                    (a) Prospectus Review. Soliciting Dealer hereby affirms that it has reviewed the draft Prospectus furnished to it and has formed a reasonable basis to believe that all material facts related to the Pool, the offering, and the proposed operation of the Pool have been adequately and accurately disclosed and that such facts are sufficient for it to provide prospective investors with a basis for evaluating the merits of an investment in the Pool. In making the foregoing affirmation, Soliciting Dealer, may make reference to descriptions in the Prospectus, other than the descriptions in the Summary, which are for convenience, only. Sales Agents agree to maintain files to disclose and preserve the basis upon which the determination of suitability for investment in the Pool was reached as to each subscriber solicited by it for a period of not less than six years. The basis for determining suitability may include the Subscription Agreement and Power of Attorney and other certificates submitted by subscribers upon which the Sales Agents and the Pool may rely, absent actual knowledge of or a reason to believe, any information contained in such documents is inaccurate. Specifically, each Sales Agent has reviewed and will cause its potential subscribers to review: (i) the Risk Disclosure Statement; (ii) the items of compensation relating to the Pool set forth under "Fees and Expenses"; (iii) certain tax aspects of an investment in the Fund set forth under "Summary of Certain Federal Income Tax Aspects of Investing in the Pool and Tax Considerations"; (iv) the financial condition and experience of the Manager set forth under "Business of the Pool"; and, (v) the risk factors relating to an investment in the Units set forth under "Risks you Face".

                    (b) Each Sales Agent agrees to: (i) deliver to each person who subscribes for the Units, a Prospectus, as then supplemented or amended, no less than five days prior to the tender of his subscription agreement (the "Subscription Agreement"); (ii) comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Prospectus and the later of the termination of the distribution of the Units or the expiration of 90 days after the first date upon which the Units were offered to the public; and, (iii) deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any document included within the Prospectus.

                    4. Subscriptions.

                    During the Offering Period, the Sales Agents shall cause the subscriber to deliver all qualification documentation, subscriptions for Units, and checks for payment for Units shall be delivered by the Sales Agents to the Manager of the Pool for review and acceptance.

                    (a) All checks shall be made payable to Hanseatic Discretionary Pool, L.L.C. to be deposited within 24 hours after receipt by Sales Agents with the Pool as described in the Prospectus for investment in the Pool effective on the next admission date by the Manager following the sale or, will be returned by the Manager to the subscriber together with an explanation to the subscriber, with a copy to the Soliciting Dealer, if applicable, of the reason for the refusal by the Manager to accept the subscription on behalf of the Pool. The Sales Agents may not accept cash for the sale of Units. Checks not made payable as described in the Prospectus and above will be returned to the subscriber.

         D.       Payments to Soliciting Dealer.

                  No Soliciting Dealer will be paid a sales commission by the Pool. The Pool and its Manager may not, under any circumstances, increase, modify, or otherwise adjust the sales commission to be paid pursuant to the terms of this Agreement.

         E.       Payment of Trailing Commissions.

                  The Manager shall pay a portion of the fixed commodity commission, after payment of expenses, as Trailing Commissions to the Sales Agents, which are qualified to receive such commissions on terms it shall negotiate with such Sales Agents. The term expenses means, among others, the amounts paid by the Manager for clearing charges and fees to the FCMs and other Clearing Brokers, the Exchanges, and the NFA. The method and the amount of such commissions or fees paid by the Manager to the Sales Agents shall be determined solely by negotiations between the Manager and the Sales Agents; provided, however, no change shall be made to permit a retroactive adjustment to Trailing Commissions previously paid. Any such adjustment in rate of Trailing Commissions must have equal application to all Sales Agents. Such fees and charges paid by the Pool to the Manager are described in detail in the Prospectus.

         F.       Continuing Service.

                  In consideration of the payment of Trailing Commissions related to the trading of commodities by the Pool to the employers of the associated persons who are Commodity Futures Trading Commission registered or otherwise qualified to be paid Trailing Commissions, such employers and associated persons agree to provide services to the Pool, investors in the Pool, and the Manager. Such services shall include, but are not limited to, (i) preparation of projections of methods to be used and costs to identify suitable investors to solicit to buy Units; (ii) establish a promotion budget for delivery of information regarding the Pool to the registered representatives of the Sales Agents; (iii) inquiring of the Manager, from time to time, at the request of an owner of Units to determine the net asset value of a Unit, the commodity markets traded, the advisors utilized, the Pool's performance, and assisting, at the request of the General Manager, in the transfer and Redemption of Units sold by the Sales Agents; (iv) provide training and supervision of personnel to provide service to investors in the Pool; (v) maintain and distribute current copies of Prospectuses and financial reports; (vi) provide assistance and review in designing materials to send to Members and potential investors and developing methods of making such materials accessible to Members and potential investors; and, (vii) generally, take those steps necessary and desirable to aid in the retention of investment in the Pool.

         II.      Pool Support to the Sales Effort.

                  The Pool will provide sales literature, memorandum, telephone consultations and any other reasonable services to support the selling efforts of the Sales Agents. The Pool will provide copies of all communications required to keep the investors sold by the Sales Agents informed of the performance of the Pool and required by law to be distributed to the purchasers of Units sold by the Sales Agents, including, but not limited to, the monthly and the annual audited financial statements for the Pool.

         III.     Representations by All Parties

                  Each party hereto represents the following to the other party to this Agreement. Legal Compliance.

                  The parties hereto will use their best efforts to comply fully with all applicable laws and the rules of the National Association of Securities Dealers, Inc. (the "NASD"), the
                  Securities and Exchange Commission (the "SEC"), and state securities administrators of the several states and various other jurisdictions applicable to each of them in regard to their activities under this Agreement which in any way effects the offer and sale of Units.

                  A.       Authority to Act.

                           Each party to this agreement represents to the others that it is duly organized and validly existing under the laws of the state of its formation, is a member in good standing of the self regulatory organizations, if any, which regulate the sale of Units, has all the registrations, licenses and permits required to perform its duties hereunder, and has the full power and authority to act in its capacity in the manner contemplated by this Agreement and as described in the Prospectus. This Agreement has been duly and validly authorized, executed and delivered on behalf of each party hereto and is a valid and binding agreement, enforceable in accordance with its terms. Each party has been afforded the opportunity to be represented by legal counsel of its choice.

                  B.       No Breach of Agreements.

                           The entry of this Agreement will not cause a default of any other agreement to which any party hereto is a party. No party to this Agreement is in breach of any agreement to which it is a party which will be material to its performance under this Agreement nor will any party during the term of this Agreement be in contravention of or default under any order, law or regulation binding upon it. The execution and delivery of this Agreement, consummation of the transactions herein contemplated and compliance with the terms hereof will not constitute or result in a default under or contravene any provision by any party of the limited partnership agreement or any other agreement, order, law or regulation related to the Fund.

         IV.      Representations of the Pool.

                  The Pool represents and warrants to the Sales Agents that:

                  A.       All Material Facts Disclosed.

                           The Prospectus contains all material statements and information required to be included therein by the Securities Act of 1933 and the Commodity Exchange Act, and the securities laws of the various states selected by the Pool in which offers for the sale of Units will be made, as those laws may be amended, from time to time, during this offering and the rules and regulations promulgated thereunder; will conform in all material respects with the requirements of such laws and the rules and regulations thereunder; and, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading; provided, however, that this representation and warranty shall not apply, with respect to the Sales Agents, to any statements or omissions in the Prospectus, or any such amendment or supplement, which supplies the information and which is in writing and furnished by the Pool to the Sales Agents prior to the sale in question.

                  B.       The Units are Valid.

                           The Units, when issued and sold pursuant to the terms hereof and of the Prospectus, will be validly issued, fully paid and not subject to call or assessment, and the Pool will apply the net proceeds received from the issuance and sale of the Units in the manner set forth in the Prospectus.

                  C.       Other Agreements Valid.

                           The customer agreements with each clearing broker (the "Brokerage Agreements") and the Power of Attorney granted to the commodity trading advisor has, to the best knowledge of the Manager after due inquiry, been duly and validly authorized, executed and delivered on behalf of the Pool and the other party to the agreement, and each is a valid and binding agreement of the Pool in accordance with its terms, except to the extent that the exculpation and indemnification provisions of such agreements may be limited by applicable law or this Agreement.


                  D.       Necessary Authority.

                           The Pool has all necessary governmental, regulatory and commodity exchange approvals and licenses and has effected all filings and registrations required to conduct its business and perform its obligations as described in the Prospectus. The Pool will use its best efforts to be and remain qualified to offer and sell the Units in those jurisdictions in which the Units will be offered. The Pool is not and, upon implementation or consummation of the transactions contemplated by this Agreement and the Operating Agreement, will not be an investment company within the meaning of the Investment Company Act of 1940, as amended.

         V.       Representations of the Manager.

                  The Manager represents and warrants to the Sales Agents that:

                  A.       Government Authority.

                           The Manager has all governmental, regulatory and other approvals and licenses and has effected all filings and registrations including, without limitation, registration as a commodity pool operator under the Commodity Exchange Act, as amended, and membership in NFA, as a corporation under the laws of the State of New York, required to conduct its business as described in the Prospectus or required to perform its obligations as described therein or under the limited partnership agreement, the power of attorney to the CTA, this Agreement and the Brokerage Agreements, and covenants that it will use its best efforts to maintain such approvals, licenses, filings, registrations, and memberships in full force and effect.

                  B.       Contracts and Information Complete.

                           The operating Agreement, the power of attorney, the Brokerage Agreements and this Agreement have each been duly authorized, executed and delivered by the Manager, and each is intended to be a valid and binding agreement of the Pool and the Manager in accordance with its terms. All references and information concerning the Manager in the Prospectus supplied by it are accurate in all material respects and, as to it, the Prospectus does not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated or which is necessary to prevent the statements therein from being misleading.

                  C.       Fees and Costs Attendant to Pool Offering.

                           The Manager will pay, or cause to be paid, all costs and expenses associated with this offering of the Pool's Units, including (i) the preparation, printing and filing of the Prospectus and all amendments and supplements thereto with the appropriate Federal and state regulatory agencies and the self regulatory agencies; (ii) the furnishing to the Sales Agents of copies of the Prospectus and of other documents required to be furnished, including costs of shipping and mailing; (iii) fees and disbursements of legal counsel, accountants, and other experts in connection with the transactions contemplated by this Agreement; and, (iv) any other organization, escrow, and offering expenses of the Pool associated with this Offering Period. Each other party to this Agreement shall bear all of its own expenses under this Agreement, including fees and disbursements of its legal counsel, accountants and other experts.

         VI.      Representations of the Sales Agents.

                  The Sales Agents represent to the Pool and the Manager as follows:

                  A.       All Material Facts Disclosed.

                           Sales Agents have disclosed all material statements and information related to the Sales Agents required to be disclosed to the Pool and Manager by the Securities Act of 1933 and the Commodity Exchange Act, and any corresponding applicable state law, as amended, from time to time, and the rules and regulations promulgated thereunder; and, (i) all information furnished to the Pool or the Manager about the prospects and subscribers to the Pool by the Sales Agents will be, to the best of Sales Agents knowledge and belief, complete, true and correct; and, (ii) all information furnished by the Sales Agents to prospects and subscribers regarding the Pool will also be true and correct and will be in reliance upon and only the information furnished in the Prospectus, amendments thereto or in writing intended by the Manager to be delivered to prospective investors.

                  B.       Agreements Valid.

                           The Sales Agents have the authority to enter into this Agreement and all other agreements required to perform its obligations hereunder.

                  C.       Necessary Authority.

                           The Sales Agents have all necessary governmental, regulatory and other approvals and licenses and has effected all filings and registrations required to conduct its business and perform its obligations as described in the Prospectus and this Agreement. The Sales Agents will use their best efforts to be and remain qualified to offer and sell the Units in those jurisdictions in which the Pool and the Sales Agents agree the Units will be offered. Specifically, each Sales Agent represents that it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to Section 15 of the Exchange Act; that it is a member of the NASD; that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Conduct Rules. Each Sales Agent agrees to notify the Manager immediately in the event of (1) the termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD, or (3) its being found to have violated any applicable Federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any Sales Agent's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of any Sales Agent from the NASD for violation of any applicable Federal or state law, rule or regulation will terminate this Agreement effective immediately upon written notice by the Manger of termination to Sales Agent.

                  D.       Use of Discretionary Authority.

                           Sales Agents will not make sales of Units from a discretionary account over which it or any of its registered representatives or the affiliates of any of them have control without prior written approval of the customer in whose name such discretionary account is maintained.

                  E.       ERISA Assets.

                    1. Sales Agents understand that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

                    2. No Sales Agent will perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, each Sales Agent understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

         VII.     Indemnification and Limits.

                  The parties hereto agree to provide indemnification upon the following terms and limits:

                  A.       Indemnification from Pool to Sales Agents.

                           The Pool agrees to indemnify and hold harmless the Sales Agents and each person, if any, who controls the Sales Agents within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, liabilities and expenses including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which, jointly or severally, they, or any of them, may become subject as a result of any breach of fiduciary duty owed by the Manager to the Pool or under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodity Exchange Act, as amended, any other Federal or state statutory or foreign law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses or actions with respect thereto arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Pool expressly for use therein by the Sales Agent or any other independent third party; provided, however, in no event shall the Pool's agreement to indemnify contained herein inure to the benefit of the Sales Agents or any person controlling the Sales Agents on account of any losses, claims, damages, liabilities, expenses or actions arising from the sale of Units to any person by the Sales Agents if such losses, claims, damages, liabilities, expenses or actions arise out of or are claimed to be based upon an untrue statement or omission or alleged untrue statement or omission in a Prospectus if a subsequent Prospectus or supplemental Prospectus shall correct, prior to the delivery to the Sales Agents by such person of his subscription, the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage, liability, expense or action for which indemnification is sought, or a copy of such subsequent Prospectus was not sent or given to such person simultaneously with or prior to the receipt by the Sales Agents of such person's subscription. In addition, this indemnification will not apply to any claims asserted as a result of the alleged misstatement of fact by any party other than the Manager, or any other authorized representative of the Pool or which was properly treated by (i) the Prospectus, as amended, from time to time, or (ii) written material furnished by the Manager on behalf of the Pool for the purpose of delivery to prospects or subscribers.

                  B.       Indemnification from Sales Agents to Other Parties.

                           The Sales Agents agree to indemnify and hold harmless the Manager, the Pool, and each person, if any, who controls either of them within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, liabilities and expenses including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which, jointly or severally, they, or any of them, may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodity Exchange Act, as amended, any other Federal or state statutory or foreign law or regulation, at common law or otherwise, insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made to a prospect or subscriber to Units by the Sales Agents or either of them or based upon such Sales Agents' violation of any applicable Federal, State or other applicable regulation or self-regulatory requirement in connection with the offer or sale of units by such Sales Agents; provided, however, that the obligation of the Sales Agents to indemnify the Pool or the Manager, or any person who controls them, hereunder shall be limited to the total price of the Units sold by the Sales Agent; and, provided, further, that the final award or court order specifically find the Sales Agent was guilty of such misrepresentation.

                  C.       Sales Agents Responsible for Payment of Commissions.

                           Provided the Pool or Manager properly pays the sales or Trailing Commissions to the Sales Agent which sold the Units, such Sales Agent agrees to indemnify and hold harmless the Pool and the Manager from all claims, including attorney fees and costs, from any person who asserts they are entitled to a portion of the Trailing Commissions or are entitled to a portion of the Sales Commissions paid to a Soliciting Dealer Agreement.

                  D.       Limits upon Indemnification.

                           The   obligation  to  provide  the  above   described
                           indemnification's are conditioned upon and subject to the following limitations:

                           1.       Provide Notice.

                                    As condition  precedent  to  indemnification
                                    under this Agreement,  a party must,  within
                                    ten days  after  receipt of  information  to
                                    inform it of the  existence  of a  potential
                                    claim  or the  commencement  of any  action,
                                    suit or  proceeding  against it for which it
                                    will make a claim for  indemnification  from
                                    another party under this Agreement,  provide
                                    a complete description of the claim and give
                                    notice  to  the  indemnifying  party  of all
                                    facts related to such claim  including,  but
                                    not limited to, sending a copy of all papers
                                    served.  The failure to provide  such timely
                                    notice shall be a waiver of  indemnification
                                    under this Agreement but such omission shall
                                    not  be a  waiver  of any  liability  of any
                                    person  under  common  law or statute or any
                                    other    basis    other   than   under   the
                                    indemnification     provisions    of    this
                                    Agreement.  In case any such action, suit or
                                    proceeding  shall  be  brought  against  any
                                    indemnified party and it shall have properly
                                    notified  the  indemnifying  party  of  such
                                    claim,  the  indemnifying   party  shall  be
                                    entitled  to  participate  in the defense of
                                    such   claim   and,   if   it   so   elects,
                                    individually   or  jointly  with  any  other
                                    indemnifying  party similarly  notified,  to
                                    assume  the  defense  thereof  with  counsel
                                    satisfactory  to  such  indemnified   party.
                                    After notice from the indemnifying  party to
                                    such  indemnified  party of its  election to
                                    assume the defense thereof, the indemnifying
                                    party   shall   not  be   liable   to   such
                                    indemnified  party  for any  legal  or other
                                    expenses,  other  than  reasonable  costs of
                                    investigation  requested by the indemnifying
                                    party,   subsequently   incurred   by   such
                                    indemnified party in connection with the defense thereof and shall not be responsible for the quality of the defense or the outcome of the case.

                           2.       Legal Counsel.

                                    The  indemnified  party shall have the right
                                    to employ its own counsel in any such action
                                    in  which  the  indemnifying  party  has  so
                                    assumed  the  defense,   but  the  fees  and
                                    expenses  of such  counsel  shall  be at the
                                    expense of such indemnified party unless (i)
                                    the    employment   of   counsel   by   such
                                    indemnified party has been authorized by the
                                    indemnifying  party,  (ii)  the  indemnified
                                    party shall have  reasonably  concluded that
                                    there may be a conflict of interest  between
                                    the  indemnifying  party and the indemnified
                                    party in the  conduct of the defense of such
                                    action (in which case the indemnifying party
                                    shall  not have  the  right  to  direct  the
                                    defense  of such  action  on  behalf  of the
                                    indemnified party) or (iii) the indemnifying
                                    party  shall  not  in  fact  have   employed
                                    counsel  to  assume  the   defense  of  such
                                    action, in each of which cases, the fees and
                                    expenses of counsel  shall be at the expense
                                    of the  indemnifying  party. An indemnifying
                                    party shall not be liable for any settlement
                                    of any action or claim effected  without its
                                    consent.  In the  case  of (ii)  above,  the
                                    indemnifying   party,  or  the  indemnifying
                                    parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party, shall not be liable for the expenses of more than one separate counsel for the Manager and the Pool and any person who controls them within the meaning of Section 15 of the Securities Act.

                           3.       Manager Liability Limitation.

                                    Any exculpation  provisions of the Operating
                                    Agreement shall not relieve the Manager from
                                    any  liability  it may  have or incur to the
                                    Pool  under  this  Agreement,  nor shall the
                                    Manager be entitled to be indemnified by the
                                    Pool,   pursuant   to  any   indemnification
                                    provisions   contained   in  the   Operating
                                    Agreement  or  the   Brokerage   Agreements,
                                    against any loss, liability, damage, cost or expense it may incur under this Agreement.

         VIII     Termination.

                  This Agreement may be terminated upon the following terms and conditions:

                  A.       Without Cause.

                           This Agreement may be terminated without cause by any party upon fifteen (15) days notice to the other parties.

                  B.       With Cause.

                           Any party may terminate this Agreement at anytime for cause if the Manager commits a breach of fiduciary duty owed to the Pool, any domestic or international event, act or occurrence has materially disrupted, or in the opinion of the Manager will, in the immediate future, materially disrupt the commodities markets; or, any party to this Agreement breaches a material term of this Agreement including, but not limited to, fails to cure any law or rule violation attendant to its right to perform under this Agreement or makes any false statement or omission to any prospect or subscriber of Units or required to be made under this Agreement. C. Payments after Termination. The Manager or the Pool, as the case may be, will continue to pay Sales Commissions and Trailing Commissions provided by this Agreement, after termination of this Agreement, for any reason, for all Units sold by the Sales Agents during the term of this Agreement; provided, however, to receive trailing commissions, the Sales Agents must continue to service the holders of Units after such termination.

         IX.      General Provisions.

                  The following general terms are to apply to this Agreement.

                  A. Reference to Prospectus. The Sales Agents acknowledge receipt of a copy of the draft Prospectus referred to above and, subject to the delivery by the Manager of all revisions, Amendments and Addenda thereto and all filings made to the Securities and Exchange Commission, together with an opinion from counsel for the Pool that they are complete and that the Units are available for sale in the states identified in the Blue Sky Survey (which shall not be an opinion of counsel), the Sales Agents will distribute the offering in accordance with the instructions of the Pool. Terms with the first letter capitalized which are not defined is this Agreement are defined in the Prospectus.

                  B.       Survival of Representations.

                           The representations contained in this Agreement made by any party shall survive the issue, sale and payment for the Units hereunder and the termination of this Agreement as to all Units which remain in the Pool. The fact a party may conduct a due diligence review to determine the accuracy of one or all of the representations made in this agreement shall not be deemed a waiver or apply estoppel or otherwise legally affect such representation should at some later time any such representation be proved untrue.

                  C.       Independent Contractors.

                           The parties hereto, subject to the procedures established by the Pool to preserve the legality of the offering and to assure that all persons solicited will be pre-qualified as suitable to become members in the Pool, shall be free to exercise their independent judgment as to the performance of their obligations under this agreement. The parties hereto shall be free to devote whatever time they choose to any other business. The Sales Agents are independent from the Manager and the Pool; the relationship of the Sales Agents with the Manager and the Pool are as independent contractors. The parties agree that in each transaction in the Units of the Pool and with regard to any services rendered pursuant to this
                           Agreement: (a) each Sales Agent is acting as agent for the subscriber; (b) each transaction is initiated solely upon the order of the subscriber; (c) as between each Sales Agent and its customer, the customer will have full beneficial ownership of all Units of the Pool; (d) each transaction shall be for the account of the subscriber and not for the Sales Agent's account; and (e) each transaction shall be without recourse to Sales Agent provided that Sales Agent acts in accordance with the terms of this Agreement. No Sales Agent shall have any authority in any transaction to act as agent for the Manager or as agent for the Pool.

                  D.       Successors and Assigns.

                           This Agreement has been and is made solely for the benefit of the parties hereto to the extent expressed herein, for the benefit of persons controlling any of such parties hereto and the respective successors and assigns of such controlling persons, and no other person shall acquire or have any right under or by virtue of this Agreement. There may be no assignment of this Agreement.

                  E.       Notices.

                           Any notices under this Agreement shall be given or confirmed in writing and sent registered or certified mail, postage prepaid, addressed as to such person at the address in the caption of this Agreement or to such other address as changed from time to time by either party hereto by written notice to the other.

                  F.       Entire Agreement
 .
                           This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

                  G.       Arbitration.

                           Any controversy or disagreement between the parties to this Agreement shall be determined by binding arbitration in the City of Oklahoma City, State of Oklahoma, by a single arbitrator knowledgeable in the securities or commodities business in accordance with the rules and regulations as promulgated by the American Arbitration Association and judgment on any award so made may be entered in any court having jurisdiction. In the event a party is required to retain legal counsel to enforce or defend its rights under this Agreement, the loser of any such dispute agrees to pay all costs including all reasonable attorney fees and court costs, attendant to the protection of its rights hereunder. Specifically, and not by way of limitation to the foregoing, should either party lose an arbitration claim and subsequently file a court action, such losing party shall pay the legal fees and costs of the party defending the attempted avoidance of the arbitration award.

                  H.       Applicable Law and Severability.

                           This Agreement shall be governed by the laws of the State of Oklahoma. If any of the provisions of this Agreement are held unlawful, void or unenforceable, such event shall not affect the enforceability of the remaining provisions.

                  I..      Captions.

                           All captions used herein are for convenience only, are not a portion of this Agreement and are not to be used in construing or interpreting any aspect of this Agreement.

                  J.       Counterparts.

                           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Pool, the Manager, and the Sales Agent have executed this Agreement on the day and year first above written.

HANSEATIC DISCRETIONARY POOL, L L.C.                   _________________________
By:      POOL MANAGEMENT SERVICES, INC. ,Its Manager   SALES AGENT
By:      _________________________________             By:  ____________________
         Simcha Bluth, President
                                                       Its: ____________________